Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-87548), Registration Statement on Form S-8 (File No. 333-106514), Post-Effective Amendment No. 1 to the Registration Statements on Form S-11 (File Nos. 333-84876 and 333-84878) on Form S-3, Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-114532) and Registration Statement on Form S-3 (File No. 333-115132) of Trizec Properties, Inc. of our report dated February 27, 2004, except for Notes 2,3,8,20,25 and 26 as to which the date is June 17, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 22, 2004

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